Exhibit 10.7

Stratasys, Inc. Stock Option Grant

Under The

Stratasys, Inc. _____ Long Term Performance and
Incentive Plan (the “_____ Plan”)

As adopted by the Shareholders on __________

This Option is a grant of an Incentive Stock Option

as defined under Section 422

of the Internal Revenue Code of 1986, as amended, to

«EMPNAME»

STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT made as of the ___ day of _____, ____ by and between Stratasys, Inc., a Delaware corporation having its principal place of business at 7665 Commerce Way, Eden Prairie, Minnesota 55344 ("Grantor"), and «EMPNAME» (“Optionee”) residing at «HOMEADDRESS», «CITYSTATEZIP».

WITNESSETH

     WHEREAS, Optionee is an employee of the Grantor; and

     WHEREAS, the Grantor is desirous of increasing the incentive of the Optionee to exert his or her utmost efforts to improve the business and increase the assets of the Grantor; and

     WHEREAS, the option granted hereunder is not intended to be a substitute for ordinary income, bonus for specific performance, or as a year-end bonus.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the Grantor hereby grants the Optionee options to purchase Common Stock of the Grantor on the following terms and conditions:

     1. Option.

     Pursuant to the Stratasys, Inc. _____ Plan, the Grantor hereby grants to the Optionee, subject to subparagraph (c) of Paragraph 3 hereof, an Incentive Stock Option, as such term is defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to purchase, subject to Section 4 hereof, at any time commencing on the date set forth in Section 3(b) hereof and terminating as of 5:00 p.m. Central Time on «MONTH» «DAY», «YEAR» (the "Term"), up to «OptAmt»(«Opt») fully paid and non-assessable shares (the “Shares”) of the Common Stock of the Grantor, par value $.0l per share (the “Common Stock”).

     2. Purchase Price.

     The purchase price ("Option Price") shall be $_____per share. The Grantor shall pay all original issue or transfer taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Grantor in connection therewith.

     3. Exercise of Option.

          (a) The Optionee shall notify the Grantor by hand delivery or by registered or certified mail, return receipt requested, addressed to its principal office (Attn: Chief Financial Officer), as to the number of shares of Common Stock that the Optionee desires to purchase pursuant to the exercise of options herein granted, which notice shall be accompanied by (i) cash or a certified or bank check payable to the order of the Grantor in an amount equal to the Option Price multiplied by the number of Shares for which this Option is being exercised or (ii) the delivery of shares of the Grantor's Common Stock having a fair market value equal to the Option Price multiplied by the number of Shares for which this option is being exercised, provided that the Optionee has held such shares of Common Stock so delivered for at least six (6) months prior to such delivery, or (iii) by a combination of (i) and (ii) above. For purposes of this Agreement, the fair market value of the Grantor’s Common Stock shall be equal to the closing price of the Common Stock on the Nasdaq Global Market or such other principal market on which the Common Stock is then traded on the trading date immediately preceding the date of exercise. To the extent allowed by applicable federal and state securities laws, the Option Price may also be paid in full by a broker-dealer to whom the Optionee has submitted an exercise notice consisting of a fully-endorsed Exercise of Option in form satisfactory to the Grantor ("Cashless Exercise"). As soon as practicable thereafter, the Grantor shall either (i) cause to be delivered to the Optionee (or broker-dealer in the event of a Cashless Exercise) certificates issued in the Optionee's name (or name designated by the broker-dealer in the event of a Cashless Exercise) evidencing the Shares purchased by the Optionee or (ii) cause such number of Shares to be credited to the account of the Optionee or such broker-dealer at the Grantor’s transfer agent.

          (b) If the aggregate fair market value of all shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year and all Incentive Stock Option plans of the Grantor, any predecessor of the Grantor, its parent or subsidiaries, exceeds $100,000.00, the grant of the Incentive Stock Options hereunder shall not, to the extent of such excess, be deemed a grant of Incentive Stock Options but will instead be deemed the grant of Non-Qualified Stock Options ("NQSOs") under the _____ Plan. For purposes of this paragraph, the fair market value of the stock with respect to which an Incentive Stock Option is exercisable shall be the value of such stock at the time that specific option is granted as provided for in Section 422(c)(7) of the Code.

          (c) The option granted hereunder shall vest and become exercisable by Optionee in accordance with the following schedule:

For options corresponding	On «MONTH» «DAY», «YEAR»
to «AnnualAmt» shares

For options corresponding	On «MONTH» «DAY», «YEAR»
to «AnnualAmt» shares

For options corresponding	On «MONTH» «DAY», «YEAR»
to «AnnualAmt» shares

For options corresponding	On «MONTH» «DAY», «YEAR»
to «AnnualAmt» shares

For options corresponding	On «MONTH» «DAY», «YEAR»
to «AnnualAmt» shares

     All options terminate at 5:00 p.m. Central Time on «MONTH» «DAY», «YEAR» or such earlier time as provided in Paragraph 4 hereof.

          (c) Anything in this Agreement to the contrary notwithstanding, all outstanding options that have not vested and are not exercisable by the Optionee as of the date of a Change in Control (as hereinafter defined) shall be automatically deemed vested and shall be exercisable on the date of such Change in Control and shall continue to be exercisable until the end of the Term.

          (d) For the purpose of this Agreement, the term "Change in Control" means:

               (i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Grantor (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (A) any acquisition directly from the Grantor, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Grantor; (B) any acquisition by the Grantor; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Grantor; or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this subparagraph (d); or

               (ii) Individuals who, as of the date of this Agreement (the “Effective Date”), constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Grantor's shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

               (iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Grantor (“Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 60 percent of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Grantor or all or substantially all of the Grantor's assets) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Grantor or any entity controlled by the Grantor or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 30 percent or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Grantor prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) The consummation of a complete liquidation or dissolution of the Grantor.

     4. Option Conditioned on Continued Employment.

          (a) Except as otherwise provided in subparagraph (f) of this Paragraph 4, if the employment of the Optionee is terminated for any reason, any option granted to the Optionee hereunder which has not become exercisable shall immediately expire.

          (b) Upon termination of the Optionee’s employment other than as a result of the Optionee’s death or disability, the Optionee may exercise all exercisable options for a period of ninety (90) days from the date of termination of employment. After ninety (90) days, unexercised vested options will expire.

          (c) If the Optionee dies (i) while employed by the Grantor or a subsidiary or parent corporation, or (ii) within ninety (90) days after the termination of employment, such option, subject to the provision of subparagraph (e) of this Paragraph 4, may be exercised by a legatee or legatees of such option under the Optionee’s last will or by personal representatives or distributes at any time within one hundred eighty (180) days after death.

          (d) If the Optionee becomes disabled within the definition of Section 22(e)(3) of the Code while employed by the Grantor or a subsidiary or parent corporation, such option, subject to the provision of subparagraph (e) of this Paragraph 4, may be exercised at any time within six (6) months after his termination of employment due to disability.

          (e) Subject to subparagraph (f) of this Paragraph 4, an option may not be exercised pursuant to this Paragraph 4 except to the extent that the Optionee was entitled to exercise the option or any part thereof, at the time of termination of employment or death, and in any event may not be exercised after the original expiration date of the option.

          (f) In addition, and notwithstanding anything contained herein to the contrary, in the event the Optionee dies during such time as the Optionee is employed by the Company, then fifty percent (50%) of any outstanding options which have not vested and are not exercisable by the Optionee as of the date of death shall be automatically deemed vested and exercisable by the Optionee’s estate and/or his legatees in accordance with subparagraph (c) of this Paragraph 4.

     5. Divisibility and Non-Assignability of the Options.

          (a) The Optionee may exercise the options herein granted from time to time during the periods of their respective effectiveness with respect to any whole number of Shares included therein, but in no event may an option be exercised as to less than one hundred (100) Shares at any one time, except for the remaining Shares covered by the option if less than one hundred (100).

          (b) The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the options herein granted or any interest therein.

     6. Stock as Investment.

          (a) By accepting this option, the Optionee agrees for himself and his successors and assigns that, unless the Shares are issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) any and all Shares purchased hereunder shall be acquired for investment purposes only and not for sale or distribution, and upon the issuance of any or all of the Shares issuable upon exercise of the option granted hereunder, the Optionee, or his or her successors and assigns receiving such Shares, shall deliver to the Grantor a representation in writing, that such Shares are being acquired in good faith for investment purposes only and not for sale or distribution. Grantor may to the extent required by applicable securities law, place a “stop transfer” order with respect to such Shares with its transfer agent and place an appropriate restrictive legend on the stock certificate(s) evidencing such Shares.

          (b) Unless a registration statement is filed with the Securities and Exchange Commission covering the Shares issuable upon the exercise of the option, such Shares will be restricted securities. Sales of such restricted securities may be made only in compliance with an available exemption from such registration or pursuant to an effective registration statement under the Securities Act.

     7. Restriction on Issuance of Shares.

     The Grantor shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any option unless (a) the issuance of such shares has been registered with the Securities and Exchange Commission under the Securities Act, or counsel to the Grantor shall have given an opinion that such registration is not required; (b) approval, to the extent required, shall have been obtained from any state regulatory body having jurisdiction thereof; and (c) permission for the listing of such shares shall have been given by any national securities exchange on which the Common Stock of the Grantor is at the time of issuance listed.

     8. Notification of Transfer for Tax Purposes; Withholding of Taxes.

          (a) In the event that the Optionee disposes (whether by sale, exchange, gift or any other transfer) of any shares of Common Stock acquired pursuant to the exercise of the Options granted hereunder, either within two years after the effective date of the grant of the options to the Optionee hereunder or within one year of the purchase of the Shares by the Optionee upon the exercise of the options, the Optionee will notify the Grantor in writing, within thirty (30) days after such disposition.

           (b) The Optionee agrees to cooperate with the Grantor to take all steps necessary or appropriate for any required withholding of taxes by the Grantor under law or regulation in connection with the exercise of the Option or any disqualifying disposition as defined in Section 421(b) of the Code.

     9. Adjustment on Changes in Capitalization.

     In the event that the outstanding shares of Common Stock are changed after the date hereof by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock issuable upon exercise of the outstanding Options, and the Option Price per share. In the event of any Business Combination other than a Business Combination that complies with clauses (A), (B), and (C) of subsection (iii) of subparagraph (c) of Paragraph 4, each then outstanding option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Grantor would have been entitled to upon such Business Combination; and in any such case appropriate adjustment, as determined by the Board of Directors of the Grantor (or successor entity), shall be made as set forth above with respect to any future changes in the capitalization of the Grantor or its successor entity. In the event of the proposed dissolution or liquidation of the Grantor, all outstanding options under the _____ Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Grantor or any authorized committee thereof. Anything to the contrary contained herein notwithstanding, the Board of Directors of the Grantor shall have the discretionary power to take any action necessary or appropriate to prevent these options from being disqualified as "Incentive Stock Options" under the United States Income Tax laws then in effect.

     10. No Rights in Option Stock.

     Optionee shall have no rights as a shareholder in respect of shares as to which the option granted hereunder shall not have been exercised and payment made as herein provided.

     11. Effect Upon Employment.

     This Agreement does not give the Optionee any right to continued employment by the Grantor.

     12. Binding Effect.

      Except as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, legal representatives and assigns.

     13. Agreement Subject to _____ Plan.

      Notwithstanding anything contained herein to the contrary, this Agreement is subject to, and shall be construed in accordance with, the terms of the _____ Plan, and in the event of any inconsistency between the terms hereof and the terms of the _____ Plan, the terms of the _____ Plan shall govern.

     14. Miscellaneous.

     This Agreement shall be construed under the laws of the State of Delaware. Headings have been included herein for convenience of reference only, and shall not be deemed a part of the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ACCEPTED AND AGREED TO:	STRATASYS, INC.

By:
«EMPNAME»		«COMPANY OFFICER»